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                                                                     EXHIBIT 1.1


                       FORD CREDIT AUTO OWNER TRUST 2000-F
                   CLASS A-1 FLOATING RATE ASSET BACKED NOTES
                       CLASS A-2 6.56% ASSET BACKED NOTES
                       CLASS A-3 6.58% ASSET BACKED NOTES
                   CLASS A-4 FLOATING RATE ASSET BACKED NOTES
                   CLASS A-5 FLOATING RATE ASSET BACKED NOTES
                        CLASS B 7.00% ASSET BACKED NOTES

                      FORD CREDIT AUTO RECEIVABLES TWO L.P.
                                    (SELLER)


                                                                October 18, 2000

                             UNDERWRITING AGREEMENT


Deutsche Bank Securities Inc.
 On behalf of itself and
 as representative (the "Representative") of the several Underwriters
31 West 52nd Street
17th Floor
New York, New York 10019

Ladies and Gentlemen:

              1. Introductory. Ford Credit Auto Receivables Two L.P., a Delaware limited partnership (the "Seller"), proposes to sell to the Underwriters named herein:


                   (a) $906,000,000 principal amount of Class A-1 Floating Rate Asset Backed Notes (the "Class A-1 Notes");


                   (b) $701,000,000 principal amount of Class A-2 6.56% Asset Backed Notes (the "Class A-2 Notes");




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                   (c)   $520,000,000 principal amount of Class A-3 6.58% Asset
Backed Notes (the "Class A-3 Notes" and, together with the Class A-2 Notes, the "Fixed Rate Class A Notes");

                   (d) $343,000,000 principal amount of Class A-4 Floating Rate Asset Backed Notes (the "Class A-4 Notes");


                   (e) $159,722,000 principal amount of Class A-5 Floating Rate Asset Backed Notes (the "Class A-5 Notes" and, together with the Class A-1 Notes and the Class A-4 Notes, the "Floating Rate Class A Notes" and, together with the Fixed Rate Notes, the "Class A Notes"); and

                   (f) $97,397,000 principal amount of Class B 7.00% Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Publicly Offered Notes")


in each case issued by Ford Credit Auto Owner Trust 2000-F (the "Trust"). Simultaneously with the issuance and sale of the Publicly Offered Notes as contemplated herein, the Trust will issue $55,656,000 principal balance of Class C 7.24% Asset Backed Certificates (the "Class C Certificates") and $55,656,000 principal balance of Class D 9.00% Asset Backed Certificates (the "Class D Certificates" and, together with the Class C Certificates, the "Certificates"). The Trust may also issue floating rate asset backed Variable Pay Term Notes (the "VPTNs" and, together with the Publicly Offered Notes, the "Notes") from time to time on or after Targeted Scheduled Distribution Dates for the Class A Notes and use the proceeds to pay principal on the related Subclass of Class A Notes.

              The Notes will be secured by the Receivables (as hereinafter defined) and certain other property of the Trust. The Notes will be issued pursuant to the Indenture to be dated as of October 1, 2000 (the "Indenture") by and between the Trust and The Chase Manhattan Bank (the "Indenture Trustee"). Payments in respect of the Class B Notes, to the extent specified in the Indenture and the Sale and Servicing Agreement (as hereinafter defined), are subordinated to the rights of the holders of the Class A Notes and the VPTNs.

              Each Certificate will represent a beneficial interest in the Trust, the assets of which will include the Receivables and certain other property. The Certificates will be issued pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement") to be dated as of October 1, 2000 among the Seller, as





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depositor, The Bank of New York (Delaware) (the "Delaware Trustee") and The Bank
of New York (the "Owner Trustee"). Payments in respect of the Certificates, to the extent specified in the Indenture, the Sale and Servicing Agreement and the Trust Agreement, are subordinated to the rights of the holders of the Notes.

              The property of the Trust will include, among other things, pools of motor vehicle retail installment sale contracts for new and used automobiles and light trucks, to be sold by Ford Credit to the Seller pursuant to the Purchase Agreement (the "Purchase Agreement") dated as of October 1, 2000 on the Closing Date (such receivables, the "Initial Receivables") and on each Monthly Distribution Date during the Revolving Period (such receivables, the "Additional Receivables" and, together with the Initial Receivables, the "Receivables") and certain monies due or in some cases received thereunder on or after October 1, 2000. The Receivables will be sold to the Trust by the Seller and will be serviced for the Trust by Ford Motor Credit Company, a Delaware corporation (the "Servicer" or "Ford Credit"), pursuant to the Sale and Servicing Agreement (the "Sale and Servicing Agreement") to be dated as of October 1, 2000 by and among the Seller, the Servicer and the Trust. In addition, the Trust will enter into separate interest rate swap agreements simultaneously with the issuance of the Publicly Offered Notes, the Certificates and the Initial VPTN (each, an "Interest Rate Swap Agreement" and collectively the "Interest Rate Swap Agreements") which will have respective notional amounts as follows:

                   (a) initially equal to zero, and which notional amount will increase by the principal balance of any VPTNs issued and decrease by the amount of principal payments on the VPTNs (such interest rate swap, the "Variable Pay Term Notes Interest Rate Swap");

                   (b) initially equal to the aggregate principal amount of the Class A-1 Notes, and which notional amount will decrease by the amount of principal payments on the Class A-1 Notes (such interest rate swap, the "Class A-1 Notes Interest Rate Swap");

                   (c) initially equal to the aggregate principal amount of the Class A-4 Notes, and which notional amount will decrease by the amount of principal payments on the Class A-4 Notes (such interest rate swap, the "Class A-4 Notes Interest Rate Swap"); and



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                   (d)   initially equal to the aggregate principal amount of
the Class A-5 Notes, and which notional amount will decrease by the amount of principal payments on the Class A-5 Notes (such interest rate swap, the "Class A-5 Notes Interest Rate Swap" and, together with the Class A-1 Notes Interest Rate Swap and the Class A-5 Notes Interest Rate Swap, the "Class A Note Interest Rate Swaps").

              Capitalized terms used herein and not otherwise defined shall have the meanings given them in Appendix A to the Sale and Servicing Agreement.

              2. Representations and Warranties of the Seller. The Seller represents and warrants to and agrees with the several underwriters named in
Schedule I hereto (the "Underwriters") that:

                   (a) A registration statement on Form S-1 (No. 333-39544), including a form of prospectus and such amendments thereto as may have been made to the date hereof, relating to the Publicly Offered Notes has been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to the Representative, and is proposed to be amended prior to the Effective Time (as defined below). Such registration statement, as so amended at the Effective Time, including all exhibits thereto (but excluding Form T-1) is hereinafter referred to as the "Registration Statement," and the prospectus, as first filed, or mailed or electronically sent for filing, with the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended (the "Act"), or if no such filing is required, as included in the Registration Statement at the Effective Time, is hereinafter referred to as the "Prospectus." For purposes of this Underwriting Agreement, "Effective Time" means the date and time as of which the Registration Statement, is declared effective by the Commission, and "Effective Date" means the date of the Effective Time.

                   (b) On the Effective Date, the Registration Statement will conform in all material respects to the requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, and the rules and regulations of the Commission under the Act or the Exchange Act, as applicable, and will not, as of the Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Seller




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by the Underwriters through the Representative expressly for use in the
Registration Statement; and when the Indenture is executed by the parties thereto, the Indenture will conform in all material respects with the Trust Indenture Act and at all times thereafter the Indenture will be duly qualified under the Trust Indenture Act.

                   (c) At the Effective Time, the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and, except as aforesaid, neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                   (d) Any VPTNs will be issued directly by the Trust to the purchaser thereof in a transaction exempt from the registration requirements of the Act under Section 4(2) of the Act, and registration of the VPTNs under the Act is not required in connection with the offer, issuance, sale or delivery of the VPTNs in the manner contemplated by the Indenture.

                   (e) The Seller has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents.
                   (f) The consummation by the Seller of the transactions contemplated by this Underwriting Agreement and the Basic Documents and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any of the property or assets of the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement, or similar agreement or instrument under which the Seller is a debtor or guarantor.
                   (g) This Underwriting Agreement has been duly authorized, executed and delivered by the Seller; on the Closing Date (as hereafter defined), the Publicly Offered Notes will have been duly executed, authenticated,




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issued and delivered and will constitute valid and binding obligations of the
Trust entitled to the benefits provided by the Indenture; on the Closing Date, the Certificates will have been duly executed, authenticated, issued and delivered and entitled to the benefits provided by the Trust Agreement; on the Closing Date, the Basic Documents to which the Seller is a party will have been duly authorized, executed and delivered by and will constitute valid and binding obligations of the Seller enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; and the Basic Documents will conform to the description thereof in the Prospectus in all material respects.

                   (h) The computer tape with respect to the Initial Receivables and the computer tape with respect to each pool of Additional Receivables (each, a "Computer Tape") to be delivered by Ford Credit as seller under the Purchase Agreement to each of the Owner Trustee, the Indenture Trustee and the Representative, will be complete and accurate in all material respects as of the date thereof.

              3. Purchase, Sale, and Delivery of the Publicly Offered Notes. On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Seller, the aggregate principal amounts of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class B Notes set forth opposite the names of the Underwriters in Schedule I hereto. The Publicly Offered Notes are to be purchased at the following purchase prices:




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                                                     Purchase Price (as
                                                     a % of the aggregate
                                                     principal amount)
                                                     ---------------------

         Class A-1 Notes            99.790000%
         Class A-2 Notes            99.768817%
         Class A-3 Notes            99.742135%
         Class A-4 Notes            99.750000%
         Class A-5 Notes            99.750000%
         Class B   Notes            99.631967%

              Against payment of the purchase price in immediately available funds drawn to the order of the Seller, the Seller will deliver the Publicly Offered Notes to the Representative, for the account of the Underwriters at the office of Skadden, Arps, Slate, Meagher & Flom LLP on October 26, 2000, at 9:00 a.m., New York time, or at such other time not later than seven full business days thereafter as the Representative and the Seller determine, such time being herein referred to as the "Closing Date." Each of the Publicly Offered Notes will be initially represented by one or more notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Publicly Offered Notes will be represented by book entries on the records of DTC and participating members thereof.

              4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Publicly Offered Notes for sale to the public (which may include selected dealers), as set forth in the Prospectus.

              5. Covenants of the Seller. The Seller covenants and agrees with the Underwriters:

                   (a) If required, to file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the time specified therein. The Seller will advise the Underwriters promptly of any such filing pursuant to Rule 424(b).

                   (b) To make no amendment or any supplement to the Registration Statement or the Prospectus as amended or supplemented prior to the Closing Date, without furnishing the Representative with a copy of the proposed form thereof and providing the Representative with a reasonable opportunity to



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review the same; and during such same period to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus as amended or supplemented or any amended Prospectus has been filed or mailed for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of any of the Publicly Offered Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus as amended or supplemented or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Publicly Offered Notes or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

                   (c) Promptly from time to time to take such action as the Representative may reasonably request in order to qualify the Publicly Offered Notes for offering and sale under the securities laws of such states as the Representative may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Publicly Offered Notes, provided that in connection therewith the Seller shall not be required to qualify as a foreign limited partnership to do business, or to file a general consent to service of process in any jurisdiction, and provided further that the expense of maintaining any such qualification more than one year from the Closing Date with respect to such Publicly Offered Notes shall be at the Representative's expense.

                   (d) To furnish the Underwriters with copies of the Registration Statement (including exhibits) and copies of the Prospectus as amended or supplemented in such quantities as the Representative may from time to time reasonably request; and if, before a period of six months shall have elapsed after the Closing Date and the delivery of a prospectus or offering document shall be at the time required by law in connection with sales of any such Publicly Offered Notes, either (i) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus as amended or supplemented, to notify the Representative and to prepare and furnish to the Representative as the Representative may from time to time reasonably request an amendment or a supplement to the Prospectus which will correct such statement


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or omission or effect such compliance; and in case any Underwriter is required by law to deliver a prospectus or other offering document in connection with sales of any of such Publicly Offered Notes at any time six months or more after the Closing Date, upon the Representative's request, but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representative may request of an amended or supplemented prospectus or offering document complying with the Act.

                   (e) To make generally available to Noteholders of Publicly Offered Notes as soon as practicable, but in any event no later than eighteen months after the Closing Date, an earnings statement of the Seller complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after the Closing Date.

                   (f) To furnish to the Representative copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests.

                   (g) So long as any of the Publicly Offered Notes are outstanding, to furnish the Representative copies of all reports or other communications (financial or other) furnished to Noteholders of the Publicly Offered Notes, and to deliver to the Representative during such same period, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission; (ii) copies of each amendment to any of the Basic Documents; (iii) on each Determination Date or as soon thereafter as practicable, notice by facsimile of the Pool Factor as of the related Record Date; and (iv) such additional information concerning the business and financial condition of the Seller or the Trust as the Representative may from time to time reasonably request.

                   (h) To pay or cause to be paid the following costs and expenses incident to the performance of its obligations hereunder: (i) the Commission's filing fees with respect to the Publicly Offered Notes; (ii) all fees of any rating agencies rating the Notes or Certificates; (iii) all fees and expenses of the Indenture Trustee, the Delaware Trustee and the Owner Trustee;
(iv) all reasonable fees and expenses of Kelley Drye & Warren LLP, counsel to the Indenture Trustee; (v) all reasonable fees and expenses of Emmet, Marvin & Martin, LLP, counsel to the Owner Trustee; (vi) all reasonable fees and expenses of Richards, Layton &




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Finger, special Delaware counsel to the Delaware Trustee; (vii) all fees and expenses of PricewaterhouseCoopers LLP relating to the letter referred to in
Section 6(a) hereof; (viii) all fees and expenses of accountants incurred in connection with the delivery of any accountant's or auditor's reports required pursuant to the Indenture or the Sale and Servicing Agreement; (ix) the cost of printing any term sheets, computational materials, preliminary and final prospectuses provided to investors (including any amendments and supplements thereto required within six months from the Closing Date pursuant to Section 5(d) hereof) relating to the Publicly Offered Notes and the Registration Statement; (x) all reasonable fees and expenses associated with the issuance and sale of the VPTNs; and (xi) any other fees and expenses incurred in connection with the performance of its obligations hereunder.

                   The Underwriters shall pay the following costs and expenses incident to the performance of their obligations hereunder: (i) all Blue Sky fees and expenses as well as reasonable fees and expenses of counsel in connection with state securities law qualifications and any legal investment surveys; and (ii) the reasonable fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters (other than as set forth in subsection (h)(x) above). Except as provided in this subsection (h) and Section 10 hereof, the Underwriters will pay all their own costs and expenses, including, without limitation, the cost of printing any agreement among underwriters, the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, transfer taxes on resale of the Publicly Offered Notes by the Underwriters, and any advertising expenses connected with any offers that the Underwriters may make.

                   (i) For a period from the date of this Underwriting Agreement until the retirement of the Publicly Offered Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Publicly Offered Notes, whichever occurs first, to deliver to the Representative (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountants' servicing reports furnished to the Owner Trustee and the Indenture Trustee pursuant to Article III of the Sale and Servicing Agreement, by first-class mail as soon as practicable after such statements and reports are furnished to the Owner Trustee and the Indenture Trustee, (ii) copies of each certificate and the annual statements of compliance delivered to the Indenture Trustee pursuant to Article III of the Indenture, by first-class mail as soon as practicable after such statements and reports are furnished to the Indenture Trustee, (iii) copies of each amendment to any Basic Document and (iv) on or about each Monthly Distribution Date, a copy of the statement furnished by the Indenture Trustee to the Noteholders




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and by the Owner Trustee to the Certificateholders pursuant to Section 4.9 of the Sale and Servicing Agreement, by express mail or telecopy.

                   (j) The Seller shall cause Ford Credit's computer records relating to the Receivables to be marked (i) on or before the Closing Date, to show the Trust's absolute ownership of the Initial Receivables, and (ii) on each Monthly Distribution Date during the Revolving Period, to show the Trust's absolute ownership of the Additional Receivables transferred on such date, and from and after the Closing Date neither the Seller nor the Servicer shall take any action inconsistent with the Trust's ownership of such Initial Receivables and Additional Receivables, other than as permitted by the Basic Documents.

                   (k) To the extent, if any, that the ratings provided with respect to the Publicly Offered Notes by the rating agency or agencies that initially rate the Publicly Offered Notes are conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions.

              6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Publicly Offered Notes will be subject to the accuracy of the representations and warranties on the part of the Seller herein, to the accuracy of the statements of officers of Ford Credit Auto Receivables Two, Inc. (the "General Partner") on behalf of the Seller, Ford Credit and the General Partner made pursuant to the provisions hereof, to the performance by the Seller of its obligations hereunder and to the following additional conditions precedent:

                   (a) On or prior to the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative a letter dated as of the Closing Date substantially in the form and substance of the draft to which the Representative previously agreed.

                   (b) On the Closing Date, the Registration Statement shall be effective and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller, shall be contemplated by the Commission.






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                           (c)   The Representative shall have received as of
         the Closing Date an officer's certificate signed by the Chairman of the Board, the President, the Executive Vice President - Finance or the Treasurer of the General Partner on behalf of the Seller representing and warranting that, as of the Closing Date, except to the extent that they relate expressly to another date in which case they will be true and correct as of such date on the Closing Date, the representations and warranties of the Seller in this Underwriting Agreement will be true and correct in all material respects, that the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that neither the Registration Statement nor the Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with (i) information furnished by an Underwriter through the Representative expressly for use therein or (ii) the Derived Information.

                           (d)   Since the respective dates as of which
         information is given in the Prospectus as amended or supplemented, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Seller, or any material adverse change in the financial position or results or operations of the Seller, otherwise than as set forth or contemplated in the Prospectus, which in any such case makes it impracticable or inadvisable in the Representative's reasonable judgment to proceed with the public offering or the delivery of the Publicly Offered Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.


                           (e)   Since the respective dates as of which
         information is provided in the Prospectus as amended or supplemented, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of Ford Credit and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of Ford Credit and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, which makes it impracticable or inadvisable in the

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         Representative's reasonable judgment to proceed with the public offering or the delivery of the Publicly Offered Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

                           (f) Subsequent to the execution and delivery of this Underwriting Agreement, the United States shall not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, which makes it impracticable or inadvisable in the Representative's reasonable judgment to proceed with the public offering or the delivery of the Publicly Offered Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

                           (g) Hurley D. Smith, Esq., Secretary and Corporate Counsel of Ford Credit, or other counsel satisfactory to the Representative in its reasonable judgment, shall have furnished to the Representative, his written opinion, dated as of the Closing Date, in form satisfactory to the Representative in its reasonable judgment, to the effect that:

                                     (i)  The Seller has been duly organized and
                 is validly existing as a limited partnership in good standing under the laws of the State of Delaware, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

                                     (ii) This Underwriting Agreement has been
                 duly authorized, executed and delivered by the Seller.

                                     (iii) The Purchase Agreement, the Trust
                 Agreement and the Sale and Servicing Agreement have been duly authorized, executed and delivered by, and each constitutes a valid and binding obligation of, the Seller.

                                     (iv) The consummation of the transactions
                 contemplated by this Underwriting Agreement and the Basic Documents, and the fulfillment of the terms hereof and thereof, will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any of


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                 the property or assets of the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to such counsel under which the Seller is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Limited Partnership or the Limited Partnership Agreement of the Seller.

                                     (v) The Notes have been duly authorized;
                 when executed by the Owner Trustee and authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for by the purchasers thereof, the Notes will constitute valid and binding obligations of the Trust enforceable in accordance with their terms.

                                     (vi) The Certificates have been duly
                 authorized; when executed by the Owner Trustee and authenticated by the Owner Trustee or its authenticating agent in accordance with the Trust Agreement and delivered and paid for by the purchasers thereof, the Certificates will be duly issued and entitled to the benefits of the Trust Agreement.

                                     (vii) The Registration Statement has become
                 effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; the Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Seller prior to the Closing Date (other than the financial statements and other accounting information contained in the Registration Statement or the Prospectus as amended or supplemented or any further amendments or supplements thereto, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder and the Trust Indenture Act.


                                     (viii) Such counsel believes that neither
                 the Registration Statement (other than the financial statements and other accounting information contained therein or omitted therefrom, as to which such counsel need express no opinion) nor any amendment thereto, at the time the same became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                     (ix) Such counsel believes that at the
                 Closing Date the Prospectus as amended or supplemented (other than the financial statements and the other accounting information contained therein or omitted therefrom, as to which such counsel need express no opinion) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                     (x) Such counsel does not know of any
                 contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which is not filed or incorporated by reference or described as required.

                                     (xi) Such counsel does not know of any
                 legal or governmental proceedings pending to which the Seller is a party or of which any property of the Seller is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, other than as set forth or contemplated in the Prospectus as amended or supplemented and other than such proceedings which, in his opinion, will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Seller and will not materially and adversely affect the performance by the Seller of its obligations under, or the validity and enforceability of, this Underwriting Agreement, the Basic Documents, the Notes or the Certificates.

                                     (xii) The Notes, the Basic Documents and
                 this Underwriting Agreement each conform in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus.

                                     (xiii) The Seller is not required to be
                 registered under the Investment Company Act of 1940, as amended.

                                     (xiv) No consent, approval, authorization
                 or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in the Basic Documents, except such as may be required under the Act, the Trust Indenture Act and other federal and state securities laws; filings with respect to the transfer of the Initial Receivables and any Additional Receivables to the Seller pursuant to the Purchase Agreement and to the Trust pursuant to the Sale and Servicing Agreement and the grant of a security interest in the Receivables to the Indenture Trustee pursuant to the Indenture; and such other approvals as have been obtained.

                        Such opinion may be made subject to the qualifications that the enforceability of the terms of the Indenture, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Notes may be limited by bankruptcy, insolvency, reorganizations or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                        (h) Hurley D. Smith, Esq., Secretary and Corporate Counsel of Ford Credit, or other counsel satisfactory to the Representative in its reasonable judgment, shall have furnished to the Representative his written opinion, dated as of the Closing Date, in form satisfactory to the Representative in its reasonable judgment, to the effect that:

                                     (i) Ford Credit has been duly incorporated
                 and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification, with only such exceptions as are not material to the business of Ford Credit and its subsidiaries considered as a whole.

                                     (ii) The indemnification agreement relating
                 to the Publicly Offered Notes (the "Indemnification Agreement") dated October , 2000 between Ford Credit and the Underwriters, has been duly authorized, executed and delivered by Ford Credit.

                                     (iii) The Limited Partnership Agreement,
                 the Purchase Agreement, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized, executed and delivered by, and each constitutes a valid and binding obligation of, Ford Credit. The Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap Agreements and the Control Agreement have been duly authorized, executed and delivered by the Trust and each constitutes a valid and binding obligation of the Trust.

                                     (iv) The consummation of the transactions
                 contemplated by this Underwriting Agreement, the Indemnification Agreement and the Basic Documents, and the fulfillment of the terms hereof and thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to Ford Credit and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to Ford Credit and its subsidiaries considered as a whole) upon any of the property or assets of Ford Credit pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to such counsel under which Ford Credit is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of Ford Credit.

                                     (v) Such counsel does not know of any legal
                 or governmental proceedings pending to which Ford Credit is a party or of which any property of Ford Credit is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, other than as set forth or contemplated in the Prospectus as amended or supplemented and other than such proceedings which, in his opinion, will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of Ford Credit and its subsidiaries considered as a whole and will not materially and adversely affect the performance by Ford Credit of its obligations under, or the validity and enforceability of, the Basic Documents or the Indemnification Agreement.

                                     (vi) Ford Credit has full power and
                 authority to sell and assign the property to be sold and assigned to the Seller pursuant to the Purchase Agreement and has duly authorized such sale and assignment to the Seller by all necessary corporate action.

                                     (vii) The Seller has full power and
                 authority to sell and assign the property to be sold and assigned to the Trust pursuant to the Sale and Servicing Agreement and has duly authorized such sale and assignment to the Trust by all necessary limited partnership action.

                                     (viii) The Trust has full power and
                 authority to grant a security interest in the property to be pledged to the Indenture Trustee pursuant to the Indenture and has duly authorized such grant by all necessary trustee action.

                                     (ix) The statements in the Prospectus under
                 the caption "Certain Legal Aspects of the Receivables," to the extent they constitute matters of law or legal conclusions, are correct in all material respects.

                                     (x) Immediately prior to the sale of the
                 Initial Receivables to the Seller, Ford Credit owned the Initial Receivables free and clear of any lien, security interest or charge; immediately prior to the assignment of the Initial Receivables to the Trust, the Seller owned the Receivables free and clear of any lien, security interest or charge; and immediately prior to the grant of a security interest in the Initial Receivables to the Indenture Trustee, the Trust owned the Initial Receivables free and clear of any lien, security interest or charge. With respect to each Initial Receivable constituting part of the Trust, such Initial Receivable is secured by a validly perfected first priority security interest in the vehicle financed thereby in favor of Ford Credit as a secured party or Ford Credit has instituted appropriate procedures that if followed (and such counsel has no reason to believe that they will not be so followed) will result in the perfection of a first priority security interest in the vehicle financed thereby in favor of Ford Credit as a secured party. Each Initial Receivable has been duly and validly assigned to the Seller by Ford Credit and to the Trust by the Seller, and a security interest in each Initial Receivable has been duly and validly granted to the Indenture Trustee by the Trust.

                                     (xi) All filings necessary under applicable
                 law to perfect the sale of the Initial Receivables by Ford Credit to the Seller pursuant to the Purchase Agreement, the sale of the Initial Receivables by the Seller to the Trust pursuant to the Sale and Servicing Agreement and the grant of a security interest in the Initial Receivables to the Indenture Trustee pursuant to the Indenture have been made and, provided that neither Ford Credit nor the Seller relocates its principal place of business in a state other than Michigan, no other filings (other than the filing of continuation statements) need be made to maintain the perfection of the sale of the Initial Receivables either to the Seller pursuant to the Purchase Agreement or to the Trust pursuant to the Sale and Servicing Agreement and of the grant of a security interest in the Initial Receivables to the Indenture Trustee pursuant to the Indenture.

                                     (xii) The Trust Agreement is not required
                 to be qualified under the Trust Indenture Act, the Indenture has been duly qualified under the Trust Indenture Act, and neither the Trust nor Ford Credit is required to be registered under the Investment Company Act of 1940, as amended.

                                     (xiii) No consent, approval, authorization
                 or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in the Basic Documents or the Indemnification Agreement, except such as may be required under the Act, the Trust Indenture Act and other federal and state securities laws; filings with respect to the transfer of the Initial Receivables and any Additional Receivables to the Seller pursuant to the Purchase Agreement and to the Trust pursuant to the Sale and Servicing Agreement and the grant of a security interest in such Receivables to the Indenture Trustee pursuant to the Indenture; and such other approvals as have been obtained.

                                     (xiv) Such counsel does not know of any
                 legal or governmental proceedings pending to which either Ford Credit or the Seller is a party or of which any property of either Ford Credit or the Seller is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others (1) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Underwriting Agreement, the Indemnification Agreement or the Basic Documents, or (2) seeking adversely to affect the federal income tax attributes of the Publicly Offered Notes as described in the Prospectus under the heading "Federal Income Tax Matters."

                                     (xv) Neither the issuance or sale of the
                 Notes, nor the issuance of the Certificates, nor the execution and delivery of the Notes, the Certificates, this Underwriting Agreement, the Indemnification Agreement or the Basic Documents, nor the consummation of any of the other transactions contemplated herein or in the Indemnification Agreement or the Basic Documents by Ford Credit or the Seller, as the case may be, will contravene the terms of any material provision of any statute, order, or regulation applicable to Ford Credit or the Seller, as the case may be, the failure with which to comply could have a material adverse effect on Ford Credit and its subsidiaries considered as a whole or the Seller, as the case may be.

                           (i) Hurley D. Smith, Esq., Secretary and Corporate Counsel of Ford Credit, or other counsel satisfactory to the Representative in its reasonable judgment, shall have furnished to the Representative his written opinion, dated as of the Closing Date, in form satisfactory to the Representative in its reasonable judgment, to the effect that:

                                     (i) The General Partner has been duly
                 incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

                                     (ii) The Limited Partnership Agreement has
                 been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, the General Partner.

                                     (iii) The Limited Partnership Agreement
                 authorizes the General Partner to execute and deliver on behalf of the Seller this Underwriting Agreement, the Purchase Agreement, the Trust Agreement and the Sale and Servicing Agreement.

                                     (iv) The execution and delivery on behalf
                 of the Seller of this Underwriting Agreement, the Purchase Agreement, the Trust Agreement and the Sale and Servicing Agreement and the performance by the General Partner of its obligations under this Underwriting Agreement, the Purchase Agreement, the Trust Agreement and the Sale and Servicing Agreement have been duly authorized by all necessary corporate action of the General Partner and each has been duly executed and delivered by the General Partner.

                                     (v) The consummation of the transactions
                 contemplated by this Underwriting Agreement and the Basic Documents, and the fulfillment of the terms hereof and thereof, will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any of the property or assets of the General Partner pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to such counsel under which the General Partner is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the General Partner.

                                     (vi) Such counsel does not know of any
                 legal or governmental proceedings pending to which the General Partner is a party or of which any property of the General Partner is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, other than as set forth or contemplated in the Prospectus as amended or supplemented and other than such proceedings which, in his opinion, will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the General Partner and will not materially and adversely affect the performance by the General Partner of its obligations under, or the validity and enforceability of, this Underwriting Agreement, the Basic Documents, the Notes or the Certificates.

                                     (vii) The General Partner is not required
                 to be registered under the Investment Company Act of 1940, as amended.

                                     (viii) No consent, approval, authorization
                 or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in the Basic Documents, except such as may be required under the Act, the Trust Indenture Act and other federal and state securities laws; filings with respect to the transfer of the Initial Receivables and any Additional Receivables to the Seller pursuant to the Purchase Agreement and to the Trust pursuant to the Sale and Servicing Agreement and the grant of a security interest in such Receivables to the Indenture Trustee pursuant to the Indenture; and such other approvals as have been obtained.

                                     (ix) Such counsel does not know of any
                 legal or governmental proceedings pending to which the General Partner is a party or of which any property of the General Partner is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others (1) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Underwriting Agreement or the Basic Documents, or (2) seeking adversely to affect the federal income tax attributes of the Publicly Offered Notes as described in the Prospectus under the heading "Federal Income Tax Matters."

                   (x) Neither the issuance or sale of the Notes or the issuance of the Certificates, nor the execution and delivery of the Notes, the Certificates, this Underwriting Agreement or the Basic Documents, nor the consummation of any of the other transactions contemplated herein or in the Basic Documents by the General Partner, will contravene the terms of any material provision of any statute, order, or regulation applicable to the General Partner, the failure with which to comply could have a material adverse effect on the General Partner.

              (j) Skadden, Arps, Slate, Meagher & Flom LLP (or such other counsel satisfactory to the Representative) shall have furnished their written opinion, dated the Closing Date, with respect to the characterization of the transfer of the Receivables by Ford Credit to the Seller as a sale and with respect to the security interest of the Trust in such Receivables (which opinion shall state that it may be relied upon by the Indenture Trustee), to the Representative and to Ford Credit, and such opinion shall be in substantially the form previously discussed with the Representative and counsel to the Representative and in any event satisfactory in form and in substance to the Representative and to counsel to the Representative and to Ford Credit.

              (k) Skadden, Arps, Slate, Meagher & Flom LLP (or such other counsel satisfactory to the Representative), special counsel to Ford Credit, shall have furnished their written opinion to the Representative and to Ford Credit, dated the Closing Date, with respect to the nonconsolidation under the Bankruptcy Code of the assets and liabilities of either of the Seller or the General Partner with the assets and liabilities of Ford Credit in the event that Ford Credit were to become the subject of a case under the Bankruptcy Code, and such opinion shall be in substantially the form previously discussed with the Representative and counsel to the Representative and in any event satisfactory in form and in substance to the Representative and counsel to the Representative and to Ford Credit.

              (l) Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Seller, shall have furnished to the Representative their written opinion, dated as of the Closing Date, in form and in substance satisfactory to the Representative in its reasonable judgment, to the effect that:


                   (i) The Trust will not be classified as an association taxable as a corporation for federal income tax purposes, the Class A Notes will be characterized as debt for federal income tax purposes and, while the issue is not free from doubt, the Class B Notes should be treated as debt for federal income tax purposes.

                   (ii) The statements in the Registration Statement and the Prospectus under the heading "Summary-Tax Status" as they relate to federal income tax matters and under the heading "Federal Income Tax Matters," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

              (m) Hurley D. Smith, Esq., Secretary and Corporate Counsel of Ford Credit, or such other counsel satisfactory to the Representative in its reasonable judgment, shall have furnished to the Representative his written opinion, dated as of the Closing Date, in form satisfactory to the Representative in its reasonable judgment, to the effect that, assuming the Seller and the Trust will each not be classified as an association taxable as a corporation for federal income tax purposes and the Notes will be characterized as debt for federal income tax purposes:

                   (i) The Trust should have no Michigan single business tax liability.

                   (ii) The Notes will be characterized as debt for Michigan income and single business tax purposes.

                   (iii) Note Owners not otherwise subject to tax in Michigan should not be subject to tax in Michigan solely because of a Note Owner's ownership of the Notes.

                   (iv) The statements in the Registration Statement and the Prospectus under the heading "Summary--Tax Status" as they relate to Michigan tax matters and under the heading "State Tax Matters," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

              (n) The Representative shall have received an opinion addressed to the Representative of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date, with respect to the validity of the Publicly Offered Notes and the Certificates and such other related matters as the Representative shall require and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

              (o) The Representative shall have received an opinion addressed to the Representative, the Seller and Ford Credit of Emmet, Marvin & Martin, LLP counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Representative, addressing such matters as the Representative may request and substantially to the effect that:

                   (i) The Owner Trustee is a banking corporation duly created, validly existing and in good standing under the laws of the State of New York.

                   (ii) The Owner Trustee has all necessary power and authority to execute and deliver the Trust Agreement and the Certificate of Trust and to execute and deliver, on behalf of the Trust, each of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap Agreements and the Control Agreement. The Owner Trustee has all necessary power and authority to execute the Certificates and the Notes on behalf of the Trust and to authenticate the Certificates.

                   (iii) Each of the Trust Agreement and the Certificate of Trust has been duly executed and delivered by the Owner Trustee and each of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap Agreements and the Control Agreement has been duly executed and delivered by the Owner Trustee on behalf of the Trust. Each of the Certificates and each of the Publicly Offered Notes has been duly executed and delivered by the Owner Trustee, on behalf of the Trust, and each of the Certificates has been duly authenticated by the Owner Trustee.

                   (iv) The execution and delivery of the Trust Agreement and the Certificate of Trust by the Owner Trustee and the execution and delivery of the Indenture, Sale and Servicing Agreement, Administration Agreement, Interest Rate Swap Agreements, Control Agreement, the Notes and the Certificates by the Owner Trustee, on behalf of the Trust, does not conflict with or result in a breach of or constitute a default under the Owner Trustee's organization certificate or by-laws, any federal or New York State law, rule or regulation governing its banking or trust powers or, to the best of counsel's knowledge, without independent investigation, any judgment or order applicable to it or its acts, properties or, to the best of counsel's knowledge, without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which the Owner Trustee in its respective capacities is a party or by which it is bound.

                   (v) Neither the execution and delivery by the Owner Trustee, on behalf of the Trust, of the Indenture, Sale and Servicing Agreement, Administration Agreement, Interest Rate Swap Agreements, Control Agreement, the Certificates or the Notes nor the execution and delivery of the Trust Agreement or the Certificate of Trust by the Owner Trustee, requires the consent, authorization, order or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under the laws of the State of New York or the federal laws of the United States governing the banking or trust powers of the Owner Trustee.

                   (vi) To the best of counsel's knowledge, without independent investigation, there are no actions or proceedings pending or threatened against the Owner Trustee in any court or before any governmental authority, arbitration board or tribunal of the State of New York which involve the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap Agreements, the Control Agreement, the Certificate of Trust, the Notes or the Certificates or would question the right, power or authority of the Owner Trustee to enter into or perform its obligations under the Trust Agreement or the Certificate of Trust or to execute and deliver, on behalf of the Trust, the Indenture, Sale and Servicing Agreement, Administration Agreement,

         Interest Rate Swap Agreements, Control Agreement, the Certificates or the Notes.

              (p) The Representative shall have received an opinion addressed to the Representative, the Seller and Ford Credit of Richards, Layton & Finger, counsel to the Delaware Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Representative, addressing such matters as the Representative may request and substantially to the effect that:

                   (i) The Delaware Trustee is duly incorporated and validly existing as a banking corporation under the laws of the State of Delaware.

                   (ii) The Delaware Trustee has the power and authority to execute, deliver and perform its obligations under the Trust Agreement.

                   (iii) The Trust Agreement has been duly authorized, executed and delivered by the Delaware Trustee and constitutes a legal, valid and binding agreement of the Delaware Trustee, enforceable against the Delaware Trustee, in accordance with its terms.

                   (iv) Neither the execution, delivery and performance by the Delaware Trustee of the Trust Agreement, nor the consummation by the Delaware Trustee of any of the transactions contemplated thereby, requires the consent, authorization, order or approval of, the giving of notice to, the registration with or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or any federal law of the United States governing the banking or trust powers of the Delaware Trustee, other than the filing of the Certificate of Trust with the Secretary of State (which Certificate of Trust has been duly filed).

                   (v) Neither the execution, delivery and performance by the Delaware Trustee of the Trust Agreement, nor the consummation by the Delaware Trustee of any of the transactions contemplated thereby, (i) conflicts with or constitutes a breach of or default under the Certificate of Trust, the Trust Agreement, the certificate of incorporation or by-laws of the Delaware Trustee or, to the best of counsel's knowledge, without independent investigation, any agreement, indenture or other instrument to which the Delaware Trustee is a party or by which it or any of its properties may be bound or (ii) violates any law, governmental rule or regulation of the State of Delaware or any federal law of the United States of America governing the banking or trust powers of the Delaware Trustee, or, to the best of counsel's knowledge, without independent investigation, any court decree applicable to the Delaware Trustee.

                   (vi) To the best of counsel's knowledge, without independent investigation, there are no actions or proceedings pending or threatened against the Delaware Trustee in any court or before any governmental authority, arbitration board or tribunal of the State of Delaware which involve the Trust Agreement or would question the right, power or authority of the Delaware Trustee to enter into or perform its obligations under the Trust Agreement.

                   (vii) To the best of counsel's knowledge, without independent investigation, there exist no liens, security interests or charges affecting any of the property of the Trust resulting from acts of or claims against the Delaware Trustee that are unrelated to the transactions contemplated by the Trust Agreement.

              (q) The Representative shall have received an opinion addressed to the Representative, the Seller and Ford Credit of Richards, Layton & Finger, counsel to the Trust, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Representative, addressing such matters as the Representative may request and substantially to the effect that:

                   (i) The Trust has been duly formed and is validly existing as a business trust under the Delaware Business Trust Act, 12 Del. C. ss. 3801, et seq. (the "Delaware Act"), and has the power and authority under the Trust Agreement and the Delaware Act to execute, deliver and perform its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap Agreements, the

         Control Agreement, the Note Depository Agreement, the Certificates and the Notes.

                   (ii) The Trust Agreement is the legal, valid and binding agreement of the Depositor and the Owner Trustee, enforceable against the Depositor and the Owner Trustee, in accordance with its terms.

                   (iii) The Trust has the power and authority under the Trust Agreement and the Delaware Act to Grant the Indenture Trust Estate to the Indenture Trustee pursuant to the Indenture.

                   (iv) Each of the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap Agreements, the Control Agreement, the Note Depository Agreement and the Notes have been duly authorized by the Trust.

                   (v) The issuance of the Certificates has been duly authorized by the Trust, and the Certificates, when duly executed by the Owner Trustee on behalf of the Trust and authenticated by the Owner Trustee in accordance with the Trust Agreement and delivered to and paid for by the purchasers thereof in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

                   (vi) Neither the execution, delivery and performance by the Trust of the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap Agreement, the Control Agreement, the Note Depository Agreement, the Certificates and the Notes, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any court, or governmental or regulatory authority or agency under the laws of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State (which Certificate of Trust has been duly filed).

                   (vii) Neither the execution, delivery and performance by the Trust of the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap Agreements, the Control Agreement and the Note Depository Agreement, including the execution and delivery of such documents by the Owner Trustee on behalf of the Trust, nor the consummation by the Trust or the Owner Trustee on behalf of the Trust of any of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust or the Owner Trustee or, to the best of counsel's knowledge, without independent investigation, any agreement, indenture, instrument, order, judgment or decree to which the Trust or any of its property is subject.

                   (viii) To the best of counsel's knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Trust before any court or other governmental authority of the State of Delaware which, if adversely decided, would adversely affect the Trust Property or the ability of the Trust to carry out the transactions contemplated by the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap Agreements, the Control Agreement and the Note Depository Agreement.

                   (ix) Under the Delaware Act, the Trust constitutes a separate legal entity, separate and distinct from the holder of any Certificate and any other entity and, insofar as the substantive law of the State of Delaware is applicable, the Trust rather than the holder of any Certificate in such Trust will hold whatever title to such property as may be conveyed to it from time to time pursuant to the Trust Agreement, the Interest Rate Swap Agreements and the Sale and Servicing Agreement, except to the extent that such Trust has taken action to dispose of or otherwise transfer or encumber any such property.

                   (x) Except as otherwise provided in the Trust Agreement, under Section 3805(c) of the Delaware Act, a holder of a Certificate has no interest in specific business trust property.

                   (xi) Under Section 3805(b) of the Delaware Act, no creditor of any holder of a Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

                   (xii) Under the Trust Agreement, the Owner Trustee has the authority to execute and deliver on behalf of the Trust the Basic Documents to which the Trust is a party.

              (r) The Representative shall have received an opinion addressed to the Representative, the Seller and Ford Credit of Kelley Drye & Warren LLP, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Representative, to the effect that:

                   (i) The Indenture Trustee has been duly incorporated and is validly existing as a bank and trust company in good standing under the laws of the State of New York with full corporate trust power and authority to enter into and perform its obligations under the Indenture.

                   (ii) The Indenture has been duly executed and delivered by the Indenture Trustee, and, insofar as the laws governing the trust powers of the Indenture Trustee are concerned and assuming due authorization, execution and delivery thereof by the Owner Trustee, the Indenture constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except (1) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (2) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                   (iii) The Notes have been duly authenticated and delivered by the Indenture Trustee.

                   (iv) Neither the execution nor delivery by the Indenture Trustee of the Indenture nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby required the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing federal or New York State law governing the trust powers of the Indenture Trustee, except such as have been obtained, made or taken.

                   (v) The execution and delivery by the Indenture Trustee of the Indenture and the performance by the Indenture Trustee of its obligations thereunder do not conflict with or result in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation of the United States or the State of New York governing the banking or trust powers of the Indenture Trustee or the Certificate of Incorporation or By-Laws of the Indenture Trustee or, to such counsel's knowledge, any order, writ, injunction or decree of any court or governmental authority against the Indenture Trustee or by which it or any of its properties is bound or, to such counsel's knowledge, any indenture, mortgage or contract or other agreement or instrument to which the Indenture Trustee is a party or by which it or any of its properties is bound, or constitute a default thereunder.

              (s) The Representative shall have received an officer's certificate dated the Closing Date of the Chairman of the Board, the President, the Executive Vice President-Finance, the Treasurer or any Assistant Treasurer of:

                   (i) Ford Credit, in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Servicer contained in the Sale and Servicing Agreement and of Ford Credit contained in the Purchase Agreement are true and correct in all material respects and that Ford Credit has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date in all material respects.

                   (ii) The General Partner on behalf of the Seller, in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Seller contained in the Trust Agreement, the Sale and Servicing Agreement and the Purchase Agreement are true and correct in all material respects, and that the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date in all material respects.

                   (iii) The General Partner, in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the General Partner contained in the Limited Partnership Agreement are true and correct in all material respects, and that the General Partner has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreement at or prior to the Closing Date in all material respects.

              (t) The Class A Notes shall be rated in the highest long-term rating category by at least two nationally recognized rating agencies; and the Class B Notes shall be rated at least in the "A" category or its equivalent by at least two nationally recognized rating agencies;

              (u) At the Closing Date, the Class C Certificates and the Class D Certificates shall have been validly issued and paid for by the Seller.


       7. Indemnification and Contribution. (a) The Seller will indemnify and hold each Underwriter harmless against any losses, claims, damages, or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any related preliminary prospectus or any portion of the 8-K Information constituting Pool Information or Prospectus Information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller by any Underwriter through the Representative specifically for use therein or (ii) the Derived Information; and provided further, that the Seller shall not be liable to any Underwriter or any person controlling any Underwriter under the indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability of such Underwriter or such controlling person results from the fact that such Underwriter sold Publicly Offered Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Seller has previously furnished copies thereof to such Underwriter.

                  The indemnity agreement in this subsection (a) shall be in addition to any liability which the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act.

                           (b) Each Underwriter, severally and not jointly, will
indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any related preliminary prospectus or 8-K Information, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made (i) in reliance upon and in conformity with written information furnished to the Seller by such Underwriter through the Representative specifically for use therein or (ii) in the Derived Information prepared by such Underwriter, and will reimburse any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending any such action or claim.

                  The indemnity agreement in this subsection (b) shall be in addition to any liability which each Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Seller within the meaning of the Act.

                           (c)  Promptly after receipt by an indemnified party
under subsection (a) or (b) of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subsection to such indemnified party unless the indemnifying party shall have received other notice addressed and delivered in the manner provided in Section 11 hereof of the commencement of such action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                           (d) If the indemnification provided for in this
Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Underwriters on the other from the offering of the Publicly Offered Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented with respect to the Publicly Offered Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, including, with respect to any Underwriter, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Underwriter sold Publicly Offered Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Seller has previously furnished copies thereof to such Underwriter. The Seller and the Underwriters, severally and not jointly, agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount pursuant to this Underwriting Agreement and the Indemnification Agreement (collectively) in excess of the amount by which the total price at which the Publicly Offered Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of the Publicly

Offered Notes in this subsection (d) to contribute are several and not joint in proportion to their respective underwriting obligations with respect to such Publicly Offered Notes as set forth in Schedule I hereto.

                  8. 8-K Information and Derived Information.

                           (a) Each Underwriter may prepare and provide to
prospective investors "Computational Materials," "ABS Term Sheets" and "Collateral Term Sheets" (collectively, the "8-K Information") in connection with its offering of the Publicly Offered Notes, as described in the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I and certain affiliates, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters"); subject to the following conditions: (i) such Underwriter shall comply with the requirements of the No-Action Letters; (ii) for purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but with respect to any Underwriter shall include only those Computational Materials that have been prepared by such Underwriter for prospective investors and for purposes hereof and "ABS Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but with respect to any Underwriter shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared by such Underwriter for prospective investors; (iii) each Underwriter shall provide to the Seller any 8-K Information which is provided to investors no later than the second Business Day preceding the date such 8-K Information is required to be filed pursuant to the applicable No-Action Letters and each Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed; and (iv) in the event that the Seller or any Underwriter discovers an error in the 8-K Information, the Underwriter that prepared such material shall prepare corrected 8-K Information and deliver it to the Seller for filing.

                           (b) The Seller will cause to be filed with the
Commission one or more current reports on Form 8-K with respect to the 8-K Information.

                           (c) Each Underwriter shall cause
PricewaterhouseCoopers LLP to furnish the Seller a letter dated no later than the Closing Date, in form and substance satisfactory to the Seller, with respect to any 8-K Information prepared by such Underwriter.

                           (d) Each Underwriter represents and warrants to, and
covenants with, the Seller that the Derived Information prepared by such Underwriter for prospective investors, when read in conjunction with the Prospectus, is not misleading and not inaccurate in any material respect.

                  For purposes of this Underwriting Agreement, the term "Derived Information" means such portion, if any, of 8-K Information that is not Pool Information or Prospectus Information; provided, however, that 8-K Information that is not Pool Information or Prospectus Information shall not constitute Derived Information to the extent such information is inaccurate or misleading in any material respect directly as a result of it being based on Pool Information or Prospectus Information that is inaccurate or misleading in any material respect. "Pool Information" means the Computer Tape provided with respect to the Initial Receivables and the other information furnished by magnetic tape, diskette or any other computer readable format, or in writing to the Underwriters by the Seller, the General Partner or Ford Credit regarding the Receivables and "Prospectus Information" means the information contained in (but not incorporated by reference in) any preliminary prospectus, provided, however, that if any information that would otherwise constitute Pool Information or Prospectus Information is presented in the 8-K Information in a way that is either inaccurate or misleading in any material respect when read in conjunction with the Prospectus and would not be inaccurate or misleading in any material respect but for the manner in which such information is presented, such information shall not be Pool Information or Prospectus Information.

                  9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements (including, without limitation, Section 5(k) hereof) of the Seller or the officers of the General Partner on behalf of the Seller and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Seller or any of their respective representatives, officers or directors of any controlling person, and will survive delivery of and payment for the Publicly Offered Notes.

                  10. Failure to Purchase the Publicly Offered Notes. If the purchase of the Publicly Offered Notes shall not be consummated because the circumstances described in Section 6(f) shall have occurred, then the Seller shall not have any liability to the Underwriters with respect to the Publicly Offered Notes except as provided in Section 5(h) and Section 7 hereof; but if for any other reason the Publicly Offered Notes are not delivered to the Underwriters as provided herein, the Seller will be liable to reimburse the Underwriters, through the Representative, for all out-of-pocket expenses, including counsel fees and disbursements reasonably incurred by the Underwriters in making preparations for the offering of the Publicly Offered Notes, but the Seller shall not then have any further liability to any Underwriter with respect to the Publicly Offered Notes except as provided in Section 5(h) and Section 7 hereof. If any Underwriter or Underwriters default on their obligations to purchase Publicly Offered Notes hereunder and the aggregate principal amount of Publicly Offered Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Publicly Offered Notes, the Representative may make arrangements satisfactory to the Seller for the purchase of such Publicly Offered Notes by other persons, including the non-defaulting Underwriter or Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriter or Underwriters shall be obligated, in proportion to their commitments hereunder, to purchase the Publicly Offered Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Publicly Offered Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Publicly Offered Notes and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Seller for the purchase of such Publicly Offered Notes by other persons are not made within 36 hours after such default, this Underwriting Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Seller, except as provided in Section 5(h) and Section 7 hereof. As used in this Underwriting Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

                  11. Notices. All communications hereunder will be in writing and will be mailed, delivered or sent by facsimile transmission and confirmed. Communications to the Representative or the Underwriters shall be given to the Representative at Deutsche Bank Securities Inc., 31 West 52nd Street, 17th
Floor, New York, New York 10019 Attention: [      ]- facsimile number (212)
[      ].  Communications to the Seller shall be given to it in care of the
General Partner at

One American Road, Dearborn, Michigan 48126, attention of the Secretary - facsimile number (313) 594-7742.

                  12. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the Underwriters and the Seller and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations hereunder.

                  13. Applicable Law. This Underwriting Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  14. Counterparts. This Underwriting Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof shall constitute a binding agreement.




                                    Very truly yours,

                                    FORD CREDIT AUTO RECEIVABLES
                                      TWO L.P.

                                    By: FORD CREDIT AUTO RECEIVABLES
                                          TWO, INC.,
                                        as General Partner


                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


Accepted in New York, New York,
as of the date hereof:


DEUTSCHE BANK SECURITIES INC.

By:
   ------------------------------
   Name:
   Title:

   ------------------------------
   Name:
   Title:

Acting on behalf of itself and
as the Representative of the
several Underwriters

                                   SCHEDULE I


                                               Initial        Initial        Initial        Initial        Initial        Initial
                                              Principal      Principal      Principal      Principal      Principal      Principal
                                              Amount of      Amount of      Amount of      Amount of      Amount of      Amount of
                                              Class A-1      Class A-2      Class A-3      Class A-4      Class A-5       Class B
                                                Notes          Notes          Notes          Notes          Notes          Notes
                                                -----          -----          -----          -----          -----          -----
Deutsche Bank Securities Inc.                $181,200,000   $140,200,000   $104,000,000   $ 68,600,000   $ 31,944,400   $ 97,397,000

Goldman, Sachs & Co.                          181,200,000    140,200,000    104,000,000     68,600,000     31,944,400

J.P. Morgan Securities Inc.                   181,200,000    140,200,000    104,000,000     68,600,000     31,944,400

Merrill Lynch, Pierce, Fenner & Smith         181,200,000    140,200,000    104,000,000     68,600,000     31,944,400
                     Incorporated

Salomon Smith Barney Inc.                     181,200,000    140,200,000    104,000,000     68,600,000     31,944,400

Total                                        $906,000,000   $701,000,000   $520,000,000   $343,000,000   $159,722,000   $ 97,397,000



                                       42